Exhibit 99.1

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan            651.293.2809

Ecolab Receives Final Required Antitrust Clearance for Merger with Nalco

ST. PAUL, Minn.—(BUSINESS WIRE)— Ecolab Inc. announced today that it has received clearance from the China antitrust authority to proceed with its previously announced merger with Nalco Holding Company.

Ecolab and Nalco have now received clearances from all antitrust authorities which require pre-clearance in order to complete the Nalco merger.

Shareholders from both Ecolab Inc. and Nalco Holding Company overwhelmingly approved the merger of the two companies on November 30, 2011. The completion of the merger remains subject only to customary closing conditions, and Ecolab anticipates that the parties will proceed to complete the merger effective today.

Based on the closing date of the transaction, the deadline for former Nalco stockholders to make their election to receive cash or shares of Ecolab common stock in accordance with the merger agreement will be 5:00 p.m., New York City time, December 7, 2011.

With sales of $6 billion and more than 26,000 associates, Ecolab (NYSE: ECL) is the global leader in cleaning, sanitizing, food safety and infection prevention products and services. Ecolab delivers comprehensive programs and services to the foodservice, food and beverage processing, healthcare, and hospitality markets in more than 160 countries. More Ecolab news and information is available at www.ecolab.com.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expected closing of the merger, benefits of the merger, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth, and share repurchases. These statements are based on the current expectations of management of Ecolab and Nalco. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include (i) problems that may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, (ii) the possibility that the merger may involve unexpected costs, unexpected liabilities or unexpected delays, (iii) the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies currently expect, (iv) the risk that the businesses of the companies may suffer as a result of uncertainty surrounding the merger and (v) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Ecolab, Nalco and the combined company. For a further discussion of these and other risks and uncertainties applicable to the respective businesses of Ecolab and Nalco, see the Annual Reports on Form 10-K of Ecolab and Nalco for the fiscal year ended December 31, 2010 and the companies’ other public filings with theSecurities and Exchange Commission, or SEC. These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 thatEcolab has filed with the SEC in connection with the merger, which was declared effective by the SEC on October 28, 2011. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Ecolab nor Nalco undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

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(ECL-A)